REVOLVING PROMISSORY NOTE

Up to $3,000,000	October 28, 2009

FOR VALUE RECEIVED, WORLDGATE COMMUNICATIONS, INC., a Delaware corporation, WORLDGATE SERVICE, INC., a Delaware corporation, WORLDGATE FINANCE, INC., a Delaware corporation, OJO SERVICE LLC, a Pennsylvania limited liability company, and OJO VIDEO PHONES LLC, a Pennsylvania limited liability company (jointly and severally, the “Borrower”), hereby absolutely, irrevocably, unconditionally and jointly and severally promises to pay to the order of WGI INVESTOR LLC, a Delaware limited liability company (“Lender”), in United States dollars and in immediately available funds, the principal sum of THREE MILLION DOLLARS ($3,000,000), or such lesser amount as may be advanced by Lender to the Borrower from time to time in accordance with that certain Revolving Loan and Security Agreement dated as of October 28, 2009, between the Borrower and Lender (as it may be amended, modified, extended or restated from time to time, the “Loan Agreement”), together with interest thereon, as provided in the Loan Agreement.  Notwithstanding the foregoing, the aggregate principal amount outstanding under this Revolving Promissory Note (this “Note”) shall not exceed three million dollars ($3,000,000).  This Note is subject to all of the terms and conditions set forth in, and such terms and conditions are hereby incorporated herein by reference to, the Loan Agreement.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.  In the event of any conflict between the provisions of this Note and the Loan Agreement, the provisions of the Loan Agreement shall prevail.

The obligations of the Borrower evidenced by this Note are secured as set forth in the Loan Agreement.

Except as otherwise provided in the Loan Documents, all outstanding principal and interest with respect to Loan Advances shall be due and payable in full in cash on the Maturity Date.  The daily unpaid principal balance outstanding under this Note shall bear interest at the rate(s) set forth in the Loan Agreement.  The Loan Advances may be prepaid in whole or in part at any time without premium or penalty and amounts repaid may be re-borrowed in accordance with the provisions of the Loan Agreement.

Upon the occurrence of an Event of Default, Lender shall have, and shall be entitled to exercise, all of the rights and remedies set forth in the Loan Documents.

All payments in respect of amounts outstanding under this Note shall be paid in immediately available funds to the account(s) specified by Lender from time to time.  Any payment due in respect of this Note which falls due on a day other than a Business Day shall be made on the next Business Day.

The Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note.  No release of any security for the payment of this Note or extension of time for payment of this Note, and no alteration, amendment or waiver of any provision of this Note made by agreement between Lender and any other Person shall release, discharge, modify, change or affect the liability of the Borrower under this Note.

Each right, power and remedy of Lender under this Note, the Loan Agreement, any other Loan Document, or under applicable laws shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers or remedies.  No failure or delay by Lender to insist upon the strict performance of any one or more provisions of this Note, the Loan Agreement, any other Loan Document, or to exercise any right, power or remedy consequent upon an Event of Default shall constitute a waiver thereof, or preclude Lender from exercising any such right, power or remedy.  No modification, change, waiver or amendment of this Note shall be deemed to be made unless in writing signed by the Borrower and Lender. This Note shall inure to the benefit of and be binding upon the Borrower and Lender and their respective successors and assigns; provided that except as set forth in the Loan Agreement, the Borrower shall have no right to assign any of its rights or delegate any of its obligations under this Note and provided further there shall be no restrictions of any nature on Lender’s right to assign this Note or its rights hereunder.  The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of any other provision.  This Note shall be deemed to be made in, and shall be governed by the laws of, the State of Delaware (without regard to its conflicts of laws principles).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Revolving Promissory Note has been duly executed by the undersigned as of the day and year first above written.

BORROWER:

WORLDGATE COMMUNICATIONS, INC.

By:     /s/ Christopher V. Vitale
Name:  Christopher V. Vitale
Title:  SVP, Legal and Regulatory, General Counsel and Secretary

WORLDGATE SERVICE, INC.

By:     /s/ Christopher V. Vitale
Name:  Christopher V. Vitale
Title:  SVP, Legal and Regulatory, General Counsel and Secretary

WORLDGATE FINANCE, INC.

By:     /s/ Christopher V. Vitale
Name:  Christopher V. Vitale
Title:  SVP, Legal and Regulatory, General Counsel and Secretary

OJO SERVICE LLC
By: WorldGate Communications, Inc., its sole member

By:     /s/ Christopher V. Vitale
Name:  Christopher V. Vitale
Title:  SVP, Legal and Regulatory, General Counsel and Secretary

OJO VIDEO PHONES LLC
By: WorldGate Communications, Inc., its sole member

By:     /s/ Christopher V. Vitale
Name:  Christopher V. Vitale
Title:  SVP, Legal and Regulatory, General Counsel and Secretary